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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
IMCLONE SYSTEMS INCORPORATED.:

        We consent to incorporation by reference in the registration statements on Form S-3 (File Nos. 33-95860, 333-37746, 333-07339, 333-21417, 333-39067 and
333-67335) and Form S-8 (File Nos. 333-38520, 333-10275, 33-95894, 333-64825,
333-64827 and 333-30172) of ImClone Systems Incorporated of our report dated March 13, 2001, relating to the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of ImClone Systems Incorporated. Our report refers to a change in the method of revenue recognition for certain upfront non-refundable fees in 2000.

                                          KPMG LLP

Princeton, New Jersey
March 29, 2001